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EXHIBIT 11
STATEMENT RE COMPUTATION OF EARNINGS PER COMMON SHARE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                        1997
                                                           ----------------------------------------------------------------

                                                               Income (loss)           Shares
                                                                (Numerator)         (Denominator)       Per-Share Amount
                                                              -----------------   -----------------   ---------------------

 Basic Earnings per share                                     $         (4,202)          3,757,717    $             (1.12)

 Effect of Dilutive Securities (b):
     Stock option awards (a)                                                              -                     -
                                                              -----------------   -----------------   ---------------------

 Diluted Earnings per share                                   $         (4,202)          3,757,717    $             (1.12)
                                                              =================   =================   =====================

                                                                                        1996
                                                           ----------------------------------------------------------------

                                                                Income (loss)          Shares
                                                                 (Numerator)        (Denominator)       Per-Share Amount
                                                              -----------------   -----------------   ---------------------

 Basic Earnings Per Share                                     $         (5,498)          3,744,967    $             (1.47)

 Effect of Dilutive Securities (b):
     Stock option awards (a)                                                              -
                                                              -----------------   -----------------   ---------------------

 Diluted Earnings per share                                   $         (5,498)          3,744,967    $             (1.47)
                                                              =================   =================   =====================

                                                                                        1995
                                                           ----------------------------------------------------------------

                                                                Income (loss)           Shares
                                                                 (Numerator)         (Denominator)       Per-Share Amount
                                                              -----------------   -----------------   ---------------------

 Basic Earnings Per Share                                     $            786           3,744,967    $                .21

 Effect of Dilutive Securities (b):
     Stock option awards (a)                                                                27,000
                                                              -----------------   -----------------   ---------------------

 Diluted Earnings per share                                   $            786           3,771,967    $                .21
                                                              =================   =================   =====================


(a) Stock option awards are not considered exercise in 1997 or 1996, since the impact would have an antidilutive effect on earnings per share

(b) The effect of the convertible preferred stock is not included since they would have antidilutive effect on earnings per share